Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Orange County Bancorp, Inc. on Pre-effective Amendment No. 1 to Form S-1 of our report dated April 29, 2021 on the consolidated financial statements of Orange County Bancorp, Inc. and to the reference to us under the heading “Experts” in this prospectus.

/s/ Crowe LLP

Crowe LLP

Livingston, New Jersey
July 22, 2021